UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2011

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11911 FM 529 Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 22, 2011, Oceaneering AS, a Norwegian limited liability company and a wholly owned subsidiary of Oceaneering International, Inc., a Delaware corporation (collectively, “Oceaneering”) entered into a definitive share purchase agreement with AGR Group ASA, a Norwegian company, and Fieldco Invest AS, a Norwegian company (together, the “Sellers”), to acquire from the Sellers all the outstanding equity interests in AGR Field Operations Holdings AS, a Norwegian company (“AGR Field Operations”). AGR Field Operations, through its subsidiaries, provides inspection, maintenance, subsea engineering and field operations services, principally to the oil and gas industry in regions offshore Norway and Australia.

The expected purchase price for all of the outstanding equity interests in AGR Field Operations (including indebtedness of the acquired businesses to be retired immediately following the closing) is approximately 1.365 billion Norwegian Kroner (approximately $240 million), which will be payable in cash at the time of the closing of the transaction. The closing is currently expected to occur before the end of 2011. Oceaneering intends to finance the acquisition with a combination of cash on hand and funds available under its revolving credit facility.

The Sellers and Oceaneering have made customary representations, warranties and covenants in the share purchase agreement and the completion of the acquisition is subject to the satisfaction or waiver of customary conditions, including receipt of all applicable consents and approvals. The acquisition transaction is subject to termination by either the Sellers or Oceaneering for various reasons, including their mutual written consent.

A copy of the press release issued to announce the execution of the share purchase agreement is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements.

Oceaneering cautions readers that any forward-looking statements in this report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release include the statements concerning the expected purchase price, the expected date for the closing of the acquisition transaction and Oceaneering’s sources of funding for the transaction. These forward-looking statements are based on current information and expectations of Oceaneering that involve a number of risks, uncertainties and assumptions. Although Oceaneering believes that its expectations and assumptions underlying these forward-looking statements are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements, many of which are beyond Oceaneering’s control. For example, conditions to the closing of the acquisition transaction may not be satisfied, and the acquisition may involve unexpected costs, liabilities or delays.

For a more complete discussion of the risks relating to Oceaneering’s forward-looking statements and other risk factors, please see Oceaneering’s annual report on Form 10-K for the year ended December 31, 2010 and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Investors and shareholders are cautioned not to place undue reliance on Oceaneering’s forward-looking statements. Oceaneering undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise, except as required by applicable law.

Item 9.01. Exhibits.

(d) Exhibits

99.1	Press Release dated as of November 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:	/s/ George R. Haubenreich, Jr.
George R. Haubenreich, Jr.
Senior Vice President, General Counsel and Secretary

Date: November 22, 2011

EXHIBIT INDEX

No.	Description

99.1	Press Release dated as of November 22, 2011.